Exhibit 99.1

KBS SOR (BVI) HOLDINGS, LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017

UNAUDITED

U.S. DOLLARS IN THOUSANDS

INDEX

Page

Consolidated Statements of Financial Position	2

Consolidated Statements of Operations	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Equity	5-7

Consolidated Statements of Cash Flows	8-10

Notes to Interim Consolidated Financial Statements	11-18

- - - - - - - - - - -

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,		December 31,
	2017	2016	2016
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$87,287	$28,173	$31,507
Rents and other receivables, net	3,287	2,563	1,436
Prepaid expenses and other assets	6,209	4,914	1,617
Restricted cash	8,245	7,827	11,113
	105,028	43,477	45,673

NON-CURRENT ASSETS
Investment properties	1,631,146	1,648,860	1,660,475
Escrow deposit for acquisition of real estate	-	-	2,000
Investment in joint ventures	166,089	151,487	152,533
Investment in debt instruments, net	17,642	-	4,683
Financial assets at fair value through profit or loss	51,339	5,305	5,305
Restricted cash	7,841	13,609	12,905

	1,874,057	1,819,261	1,837,901

Total assets	$1,979,085	$1,862,738	$1,883,574
LIABILITIES
CURRENT LIABILITIES
Notes and bonds payable, net	$380,450	$423,506	$402,153
Accounts payable and accrued liabilities	26,776	21,966	26,012
Dividends payable to Owner	47,000	-	-
Other liabilities	12,027	7,387	10,868

	466,253	452,859	439,033
NON-CURRENT LIABILITIES
Notes and bonds payable, net	342,223	262,663	305,016
Debentures, net	267,575	250,163	243,455
Rental security deposits	7,324	7,209	7,227
	617,122	520,035	555,698

Total liabilities	1,083,375	972,894	994,731

EQUITY
Owner's net equity	866,590	863,434	862,712
Non-controlling interests	29,120	26,410	26,131

Total equity	895,710	889,844	888,843

Total liabilities and equity	$1,979,085	$1,862,738	$1,883,574

The accompanying notes are an integral part of the interim consolidated financial statements.

November 13, 2017	/s/ Jeffrey Waldvogel	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Waldvogel, Jeffrey	McMillan, Peter III	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Revenues and other income:

Rental income	$87,946	$75,271	$27,634	$28,304	$104,000
Tenant reimbursements	18,188	15,484	6,094	5,902	20,762
Interest income from debt investments	1,271	3,655	511	-	3,765
Other operating income	3,484	2,580	944	1,002	3,387

Total revenues and other income	110,889	96,990	35,183	35,208	131,914

Expenses:
Operating, maintenance, and management fees	(33,638)	(29,755)	(11,431)	(10,932)	(41,906)
Real estate taxes and insurance	(14,932)	(12,419)	(4,780)	(4,516)	(16,887)

Total expenses	(48,570)	(42,174)	(16,211)	(15,448)	(58,793)

Gross profit	62,319	54,816	18,972	19,760	73,121

Fair value adjustment of investment properties, net	31,517	32,053	45,648	38,055	28,926
Loss on deconsolidation	(667)	-	(667)	-	-
Equity in income of unconsolidated joint ventures	23,324	12,416	21,232	10,234	13,462
Asset management fees to affiliate	(8,404)	(6,932)	(2,801)	(2,639)	(9,628)
General and administrative expenses	(1,853)	(1,827)	(512)	(580)	(2,749)

Operating profit	106,236	90,526	81,872	64,830	103,132

Finance income	7,580	22	4,203	6	43
Finance expenses	(29,327)	(20,354)	(9,618)	(7,992)	(29,249)
Foreign currency transaction adjustments	(11,454)	(4,602)	(4,357)	(6,639)	(2,997)

Net income	$73,035	$65,592	$72,100	$50,205	$70,929

Net income attributable to owner	$70178	$64,876	$69,218	$49,090	$70,526
Net income attributable to non-controlling interests	2,857	716	2,882	1,115	403

Net income	$73,035	$65,592	$72,100	$50,205	$70,929

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Net income	$73,035	$65,592	$72,100	$50,205	$70,929

Total comprehensive income	73,035	65,592	72,100	50,205	70,929

Total comprehensive income attributable to owner	$70,178	$64,876	$69,218	$49,090	$70,526

Total comprehensive income attributable to non-controlling interests	2,857	716	2,882	1,115	403

Total comprehensive income	$73,035	$65,592	$72,100	$50,205	$70,929

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2017 (audited)	$413,087	$407,994	$41,631	$862,712	$26,131	$888,843

Net income	-	70,178	-	70,178	2,857	73,035

Total comprehensive income	-	70,178	-	70,178	2,857	73,035
Dividends to Owner	-	(66,300)	-	(66,300)	-	(66,300)
Non-controlling interests contributions	-	-	-	-	150	150
Distributions to non-controlling interest	-	-	-	-	(18)	(18)

Balance at September 30, 2017	$413,087	$411,872	$41,631	$866,590	$29,120	$895,710

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at January 1, 2016 (audited)	$419,267	$389,168	$—	$808,435	$104,622	$913,057

Net income (loss)	-	64,876	-	64,876	716	65,592

Total comprehensive income	-	64,876	-	64,876	716	65,592
Dividends to Owner	-	(45,300)	-	(45,300)	-	(45,300)
Distributions to Owner	(27,087)	-	-	(27,087)	-	(27,087)
Contributions from Owner	20,879	-	-	20,879	-	20,879
Acquisitions of non-controlling interests	-	-	41,631	41,631	(79,617)	(37,986)
Non-controlling interests contributions	-	-	-	-	769	769
Distributions to non-controlling interests	-	-	-	-	(80)	(80)

Balance at September 30, 2016	$413,059	$408,744	$41,631	$863,434	$26,410	$889,844

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at July 1, 2017	$413,087	$394,754	$41,631	$849,472	$26,107	$875,579

Net loss	-	69,218	-	69,218	2,882	72,100

Total comprehensive loss	-	69,218	-	69,218	2,882	72,100
Dividends to Owner	-	(52,100)	-	(52,100)	-	(52,100)
Non-controlling interests contributions	-	-	-	-	139	139
Distributions to non-controlling interest	-	-	-	-	(8)	(8)

Balance at September 30, 2017	$413,087	$411,872	$41,631	$866,590	$29,120	$895,710

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Unaudited

Balance at July 1, 2016	$413,059	$391,254	$41,631	$845,944	$25,355	$871,299

Net income	-	49,090	-	49,090	1,115	50,205

Total comprehensive income	-	49,090	-	49,090	1,115	50,205
Dividends to Owner	-	(31,600)	-	(31,600)	-	(31,600)
Non-controlling interests contributions	-	-	-	-	3	3
Distributions to non-controlling interests	-	-	-	-	(63)	(63)

Balance at September 30, 2016	$413,059	$408,744	$41,631	$863,434	$26,410	$889,844

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Owner contributions (distributions)	Retained earnings	Paid-in Capital resulting from transactions with non-controlling interests	Owner's net equity	Non-controlling interests	Total equity
	Audited

Balance at January 1, 2016	$419,267	$389,168	$—	$808,435	$104,622	$913,057

Net income	-	70,526	-	70,526	403	70,929

Total comprehensive income	-	70,526	-	70,526	403	70,929
Dividends to Owner	-	(51,700)	-	(51,700)	-	(51,700)
Distributions to Owner	(27,087)	-	-	(27,087)	-	(27,087)
Contributions from Owner	20,907	-	-	20,907	-	20,907
Acquisitions of non-controlling interests	-	-	41,631	41,631	(79,617)	(37,986)
Non-controlling interests contributions	-	-	-	-	803	803
Distributions to non-controlling interest	-	-	-	-	(80)	(80)

Balance at December 31, 2016	$413,087	$407,994	$41,631	$862,712	$26,131	$888,843

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities:

Net income	$73,035	$65,592	$72,100	$50,205	$70,929
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in income of unconsolidated joint ventures	(23,324)	(12,416)	(21,232)	(10,234)	(13,462)
Fair value adjustment on investment properties, net	(31,517)	(32,053)	(45,648)	(38,055)	(28,926)
Loss on deconsolidation	667	-	667	-	-
Deferred rent	(1,678)	(2,020)	(308)	(1,045)	(3,084)
Bad debt expense (recovery)	66	271	124	(36)	658
Financing expense, net	29,327	20,354	9,618	7,992	29,249
Financing income, net	(7,580)	(22)	(4,203)	(6)	(43)
Interest income from debt instruments, net	(1,271)	(3,655)	(511)	-	(3,812)
Foreign currency transaction adjustments	11,454	4,602	4,357	6,639	2,997
	49,179	40,653	14,964	15,460	54,506
Changes in assets and liabilities:
Restricted cash	(873)	(708)	(782)	(63)	(3,546)
Rents and other receivables	(1,254)	(1,380)	(474)	(693)	(577)
Prepaid expenses and other assets	(1,722)	(2,542)	(573)	(454)	(1,780)
Accounts payable and accrued liabilities	3,635	2,869	5,420	4,410	2,023
Rental security deposits	730	1,949	451	799	1,967
Other liabilities	(463)	750	(486)	890	439
Lease incentive additions	(489)	(1,059)	(118)	(155)	(1,164)
	(436)	(121)	3,438	4,734	(2,638)

Net cash provided by operating activities	48,743	40,532	18,402	20,194	51,868

Cash Flows from Investing Activities:
Acquisitions of investment properties	(165,465)	(293,831)	(83,230)	(168,021)	(293,832)
Improvements to investment properties	(32,565)	(27,572)	(11,385)	(11,256)	(38,915)
Escrow deposits for future real estate purchases	-	-	-	16,000	(2,000)
Proceeds from sales of real estate, net	92,969	-	(217)	-	-
Deferred proceeds related to sale of real estate	1,728	-	-	-	-
Deconsolidation of 353 Sacramento *)	37,900	-	37,900	-
Investments in debt investments, net	(12,514)	-	-	-	(4,625)
Repayment of debt investments	-	27,850	-	-	27,850
Proceeds from insurance claims	-	256	-	-	256
Distributions of capital from investment in joint venture	58,170	-	-	-	-
Investments in financial assets at fair value through profit or loss, net	(43,308)	-	(4,313)	-	-
Distribution of capital from financial assets at fair value through profit or loss	988	-	-	-	-
Investment in unconsolidated joint venture	-	(2,820)	-	(1,020)	(2,820)
Purchase of interest rate cap	(107)	-	-	-	(15)
Purchase of derivative financial instrument	(3,434)	-	(3,434)	-	-
Proceeds from termination of derivative financial instrument	6,557	-	6,557	-	-
Finance income received	4,000	3,677	1,627	6	3,745
Restricted cash for capital expenditures, net	8,483	(7,752)	3,921	10	(7,171)
Funding of restricted cash for development obligations	-	(2,575)	-	(75)	(2,575)

Net cash used in investing activities	(46,598)	(302,767)	(52,574)	(164,356)	(320,102)
The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Cash Flows from Financing Activities:
Proceeds from debentures, notes and bonds payable	176,777	462,178	52,221	123,541	564,336
Principal payments on notes and bond payable	(73,907)	(74,707)	(4,888)	(16,511)	(154,802)
Payments of deferred financing costs	(2,339)	(10,641)	(546)	(2,005)	(12,377)
Interest paid	(27,732)	(16,147)	(11,476)	(9,067)	(20,756)
Repayments to Parent Company	-	(5,512)	-	(5,512)	(5,512)
Borrowings from Parent Company	-	4,375	-	501	4,375
Restricted cash for debt service obligations	-	(5,595)	-	(209)	(5,595)
Non-controlling interests contributions	150	769	139	3	803
Distributions to non-controlling interests	(18)	(80)	(8)	(63)	(80)
Acquisition of non-controlling interests	-	(37,986)	-	-	(37,986)
Dividends to Owner	(19,300)	(45,300)	(5,100)	(31,600)	(51,700)
Distributions to Owner	-	(27,087)	-	-	(27,087)
Contributions from Owner	-	20,879	-	-	20,907
Other financing proceeds, net	-	693	-	693	647

Net cash provided by financing activities	53,631	265,839	30,342	59,771	275,173

Effect of exchange rate changes on cash and cash equivalents	4	3,497	(1)	(626)	3,496

Net increase (decrease) in cash and cash equivalents	55,780	7,101	(3,831)	(85,017)	10,435
Cash and cash equivalents, beginning of period	31,507	21,072	91,118	113,190	21,072

Cash and cash equivalents, end of period	$87,287	$28,173	$87,287	$28,173	$31,507

Supplemental Disclosure of Noncash Investing and Financing Activities:

Increase in accrual improvements to real estate	$1,319	$—	$—	$—	$3,328

Increase in restricted cash related to property insurance proceeds	$744	$—	$—	$—	$2,197
Increase (decrease) in restricted cash in connection with development obligations	$282	$—	$(333)	$—	$2,926
Application of escrow deposits to acquisition of investment properties	$2,000	$—	$—	$—	$—
Increase to development obligations related to sales of real estate	$3,637	$—	$107	$—	$—
Increase in dividends payable to Owner	$47,000	$—	$47,000	$—	$—

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

*) Proceeds from sale of investment in previously consolidated subsidiary (353 Sacramento):
Working capital (excluding cash and cash equivalents)	$(256)	$—	$(256)	$—	$—
Investment property	$174,357	$—	$174,357	$—	$—
Note payable, net	$(87,132)	$—	$(87,132)	$—	$—
Loss on deconsolidation	$(667)	$—	$(667)	$—	$—
Investment in joint venture	$(48,402)	$—	$(48,402)	$—	$—
	$37,900	$—	$37,900	$—	$—

The accompanying notes are an integral part of the interim consolidated financial statements.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1:    GENERAL INFORMATION

a.
The accompanying unaudited interim financial statements have been prepared in a condensed format as of September 30, 2017 and for nine and three months period then ended ("interim condensed financial statements"). These interim condensed financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2016 and for the year then ended and the accompanying notes ("annual financial statements").

b.
The Company and its subsidiaries (the "Group") operate in the investment real estate segment in the United States, which includes mainly investment in office and residential real estate and undeveloped lands. In addition, the Company invests in real estate-related loans.

NOTE 2:    SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of preparation of the interim consolidated financial statements:

The interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for the preparation of financial statements for interim periods, as prescribed in IAS 34, "Interim Financial Reporting", and in accordance with the disclosure requirements of Chapter D of the Securities Regulations (Periodic and Immediate Reports), 1970.

b.	Initial adoption of new Standards, Interpretations and Amendments by the Company:

The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements, with the exception of IFRS 9- Financial Instruments.

The Company have adopted in early adoption IFRS 9 - Financial Instruments, commencing from its financial statements as at June 30, 2017 and effective from January 1, 2017. As part of the early adoption, the Company examined the implications of the Standard on the classification of its financial assets and the possible impact of the expected credit losses model (ECL). The earlier adoption did not affect the Company's financial statements. An investment in an equity instrument that was previously classified as part of the available for sale financial assets will be reclassified, as a result of the said adoption, as an investment at fair value through profit or loss.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3:    INVESTMENT IN SIGNIFICANT JOINT VENTURE

The Company does not attach the financial statements of KBS SOR SREF III 110 William, LLC, since its reports are insignificant to the Company's financial statements and do not add more information to the contained below.
Summarized information about the statement of financial position and the statement of operations of KBS SOR SREF III 110 William, LLC (100%) (in thousands) (1):

	September 30,		December 31,
	2017	2016	2016
	Unaudited		Audited
	U.S. dollars in thousands

Current assets	$17,830	$12,220	$10,885
Non-current assets (investment property)	480,500	434,900	437,314
Current liabilities	7,027	163,913	162,825
Non-current liabilities	259,757	556	556

Equity	$231,546	$282,651	$284,818
Equity attributable to equity holders of the Company (Based on the waterfall mechanism)	$115,253	$151,487	$152,533

(1)     The company holds 60% of KBS SOR SREF III 110 William, LLC.

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited				Audited
	U.S. dollars in thousands

Revenues	$25,019	$23,522	$8,701	$7,935	$31,354
Gross profit	12,951	10,900	4,487	3,238	14,559
Operating profit (*)	52,786	29,582	44,970	22,501	33,241
Net profit (*)	43,678	25,089	41,032	21,000	27,256

Share of profit from joint venture (Based on the waterfall mechanism)	20,889	12,416	18,797	10,234	13,462

(*) Includes revaluation of investment property	$39,835	$18,682	$40,483	$19,263	$18,682

During the nine months ended September 30, 2017, KBS SOR SREF III 110 William, LLC made a $58.2 million return of capital distribution to the Company and a $38.8 million return of capital distribution to the 110 William JV Partner funded with proceeds from the 110 William refinance discussed in note 5.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4:    FINANCIAL INSTRUMENTS

The fair value of non-current notes payables as of September 30, 2017 is not materially different from its fair value as presented in the annual consolidated financial statements as of December 31, 2016.  The fair value of the debentures payable as of September 30, 2017 was approximately $288.8 million (1,020.7 million NIS).

The change in fair value of foreign currency collars and forward hedge that are not designated as cash flow hedges are recorded as foreign currency transaction gains or losses in the accompanying consolidated statements of operations.

During the nine months ended September 30, 2017, the Company recognized a net foreign currency transaction loss of $11.5 million derived from a $10.9 million gain related to the foreign currency derivatives, which are shown net against $22.4 million of foreign currency transaction loss in the accompanying consolidated statements of operations as foreign currency transaction related to exchange differences of the debentures. During the three months ended September 30, 2017, the Company recognized a net foreign currency transaction loss of $4.4 million derived from a $8.1 million loss related to the foreign currency derivatives, which is shown net against $3.7 million of foreign currency transaction gain related to exchange differences of the debentures. The losses are shown in the accompanying consolidated statements of operations as foreign currency transaction loss, net. On August 3, 2017, the Company terminated the foreign currency collars and as a result received $6.6 million. On August 3, 2017, the Company, entered into a USD put/ILS call to hedge against a change in the exchange rate of the Israeli new Shekel versus the U.S. Dollar as it now has the right, but not the obligation, to purchase up to 970.2 million Israeli new Shekels at the rate of ILS 3.4 per USD for an amount up to $285.4 million. The cost of the USD put/ILS call option was $3.4 million. As of September 30, 2017, the Company used Level 2 inputs to measure the foreign currency forward hedge fair value at $3.9 million, which is shown in prepaid expenses and other assets on the accompanying balance sheets of financial position.

During the nine and three months ended September 30, 2017, the Company recognized $3.7 million and $2.9 million, respectively, of unrealized gain on its Financial assets at fair value through profit or loss investment in Whitestone REIT (see note 5). The gain is shown in the accompanying consolidated statements of operations as finance income. As of September 30, 2017, the Company used Level 1 inputs to measure the Whitestone REIT at $47.0 million, which is shown in Financial assets at fair value through profit or loss on the accompanying balance sheets of financial position.

As of September 30, 2017, the Company had a working capital shortfall amounting to $361.2 million, primarily attributed to loans maturing in the year following the date of the statement of financial position. The Company intends to either exercise extension options available under the loans or refinance loans as they come due and does not anticipate any challenges in refinancing such loans given the relatively low leverage of Company properties, the Company’s relationship with third-party lenders and its past experience placing debt on its properties. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD

Acquisition and Financing of Crown Pointe:

On February 14, 2017, the Company, through an indirect wholly owned subsidiary (the "Buyer"), acquired an office property consisting of two office buildings containing an aggregate of 499,968 rentable square feet in Dunwoody, Georgia (“Crown Pointe”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor.

The purchase price of Crown Pointe was $83.4 million plus closing costs. The Company funded the purchase of Crown Pointe with its available sources and from the Crown Pointe Mortgage Loan (defined below).

Crown Pointe is comprised of two office buildings that were built in 1985 and 1989 and were 72% leased to 59 tenants with a weighted-average remaining lease term of 3.5 years at acquisition.

On February 14, 2017, in connection with the acquisition of Crown Pointe, the Buyer entered into a loan agreement with an unaffiliated lender (the “Lender”) for borrowings of up to $62.5 million, secured by Crown Pointe (the “Crown Pointe Mortgage Loan”). At closing, $50.5 million of the Crown Pointe Mortgage Loan was funded. Of the remaining $12.0 million available under the Crown Pointe Mortgage Loan, $9.5 million is available for future disbursements to be used for tenant improvements and leasing commissions and $2.5 million is available as an earn-out advance, subject to certain terms and conditions contained in the loan documents.

The Crown Pointe Mortgage Loan matures on February 13, 2020, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents and the payment of an extension fee. The Crown Pointe Mortgage Loan bears interest at a floating rate of 2.6% over one-month LIBOR. In addition, the Company entered into an interest rate cap that effectively limits one-month LIBOR on $46.9 million of the outstanding loan balance at 3.0% effective February 21, 2017 through February 13, 2020. Monthly payments are interest only during the initial term with the entire unpaid principal balance and all outstanding interest and fees due at maturity.

KBS SOR Properties, LLC, a separate wholly owned subsidiary of the Company through which the Company indirectly owns all of its real estate assets (“KBS SOR Properties”), provided a guaranty of 25% of the outstanding principal balance of the Crown Pointe Mortgage Loan, which guaranty amount can be reduced to zero upon certain conditions being met. KBS SOR Properties provided a guaranty of the Crown Pointe Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the Buyer or KBS SOR Properties in violation of the loan documents. KBS SOR Properties also provided a guaranty of the principal balance and any interest or other sums outstanding under the Crown Pointe Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the Buyer.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)

Refinancing of 110 William Street:

On March 6, 2017, the 110 William Joint Venture closed the refinancing of the 110 William first mortgage loan and a mezzanine loan (the “Refinancing”). The 110 William Joint Venture repaid $156.0 million of principal related to the 110 William Street first mortgage loan and a mezzanine loan. The Refinancing was comprised of the following loans from unaffiliated lenders: (i) a mortgage loan in the maximum amount of up to $232.3 million from Morgan Stanley Bank, N.A., a national banking association (the “110 William Street Mortgage Loan”), (ii) a senior mezzanine loan in the maximum amount of up to $33.8 million from Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (the “110 William Street Senior Mezzanine Loan”), and (iii) a junior mezzanine loan in the maximum amount of up to $33.8 million from Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company (the “110 William Street Junior Mezzanine Loan”).

The loans under the Refinancing mature on March 7, 2019, with three one-year extension options. The 110 William Street Mortgage Loan bears interest at a floating rate of 2.2472% over one-month LIBOR. The 110 William Street Senior Mezzanine Loan and the 110 William Street Junior Mezzanine Loan bear interest at a floating rate of 6.25% over one-month LIBOR. The 110 William Joint Venture entered into three interest rate caps that effectively limit one-month LIBOR at 3.00% on $275.0 million of the Refinancing loans amount as of the effective date, up to $300.0 million, accreting according to a notional schedule, effective March 6, 2017 through March 7, 2019. The loans under the Refinancing have monthly payments that are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Company has the right to prepay the loans in whole at any time or in part from time to time to the extent necessary, subject to the payment of certain expenses potentially incurred by the lender as a result of the prepayment, the payment of a prepayment premium and breakage costs in certain circumstances, and certain other conditions contained in the loan documents. At closing, $205.0 million had been disbursed from the 110 William Street Mortgage Loan to the 110 William Joint Venture with $27.3 million remaining available for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents. At closing, $29.85 million had been disbursed from the 110 William Street Senior Mezzanine Loan to the 110 William Joint Venture and $29.85 million had been disbursed from the 110 William Junior Mezzanine Loan to the 110 William Joint Venture, with $4.0 million remaining available under the 110 William Street Senior Mezzanine Loan and $4.0 million remaining available under the 110 William Street Junior Mezzanine Loan for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents under the 110 William Street Senior Mezzanine Loan and the 110 William Street Junior Mezzanine Loan.

Dividend approval:

In March, June and September 2017, the Company declared distributions of dividend in the aggregated amount of $66.3 million to the Owner. As of September 30, 2017, $47.0 million was payable to the Owner. In October 2017, the Company paid the $47.0 million to the Owner.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)

Investment in Financial Asset at Fair Value through Profit or Loss

During the nine months ended September 30, 2017, the Company purchased 3,603,189 shares (representing holdings of approximately 9%) of common stock of Whitestone REIT (Ticker: WSR) for an aggregate purchase price of $43.3 million, including $0.4 million of acquisition fees to affiliate.

Sale of 50 Congress Street

On May 15, 2017, the Company sold 50 Congress Street (an office building containing 179,872 rentable square feet located on approximately 0.4 acres of land in Boston, Massachusetts) for $79.0 million, before closing costs, to purchasers unaffiliated with the Company or the Advisor. The sale resulted in a $1.4 million loss (resulting mainly because of closing costs) recorded as fair value adjustment of investment properties, net in the accompanying consolidated statements of operations.

Partial Sale of Park Highlands

On May 1, 2017, the Company sold an aggregate of 102 acres of Park Highlands undeveloped land for an aggregate sales price, net of closing credits and costs, of $16.4 million (which is close to the book value). The sale resulted in a loss of $1.0 million due to the costs associated with closing the sale transaction and $3.9 million loss related to accrued development obligations. The purchasers were not affiliated with the Company or the Advisor.

Partial Sale of 353 Sacramento

On July 6, 2017, the Company sold a 45% equity interest in an entity that owns 353 Sacramento for approximately $39.1 million (which is close to the carrying amount). The purchasers were not affiliated with the Company or the Advisor.

As a result of the sale and the operating agreement between the Company and the buyer which agreed joint control, 353 Sacramento was deconsolidated into an investment in joint venture. As a result, the Company recognized $0.7 million loss on deconsolidation.

Acquisition and Financing of 125 John Carpenter:

On September 15, 2017, the Company, through an indirect wholly owned subsidiary (the "125 John Carpenter Buyer"), acquired an office property consisting of two office buildings containing an aggregate of 442,039 rentable square feet in Irvine, Texas (“125 John Carpenter”). The seller is not affiliated with the Company or KBS Capital Advisors LLC, the Company's external advisor.

The purchase price of 125 John Carpenter was $83.4 million plus closing costs. The Company funded the purchase of 125 John Carpenter with its available sources and from the 125 John Carpenter Mortgage Loan (defined below).

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5:     SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (CONT.)

125 John Carpenter is comprised of two office buildings that were built in 1982 and 1983 and were 84% leased to 22 tenants with a weighted-average remaining lease term of 7.1 years at acquisition.

On September 15, 2017, in connection with the acquisition of 125 John Carpenter, the 125 John Carpenter Buyer entered into a loan agreement with an unaffiliated lender (the “Lender”) for borrowings of up to $55.6 million, secured by 125 John Carpenter (the “125 John Carpenter Mortgage Loan”). At closing, $50.1 million of the 125 John Carpenter Mortgage Loan was funded. Of the remaining $5.5 million available under the 125 John Carpenter Mortgage Loan, $4.0 million is available for future disbursements to be used for tenant improvements and leasing commissions and $1.5 million is available for capital expenditures, subject to certain terms and conditions contained in the loan documents.

The 125 John Carpenter Mortgage Loan matures on October 1, 2020, with two 12-month extension options, subject to certain terms and conditions contained in the loan documents and the payment of an extension fee. The 125 John Carpenter Mortgage Loan bears interest at a floating rate of the greater of (a) 2.0% or (b) 175 basis points over one-month LIBOR. Monthly payments are interest only during the initial term with the entire unpaid principal balance and all outstanding interest and fees due at maturity.

KBS SOR Properties provided a guaranty of the 125 John Carpenter Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the 125 John Carpenter Buyer or KBS SOR Properties in violation of the loan documents. KBS SOR Properties also provided a guaranty of the principal balance and any interest or other sums outstanding under the 125 John Carpenter Mortgage Loan in the event of certain bankruptcy or insolvency proceedings involving the 125 John Carpenter Buyer.

NOTE 6:     SUBSEQUENT EVENTS

Dividend approval:

In October 2017, the Company declared a distribution of dividend in the amount of $15.0 million to the Owner. In October 2017, the Company paid the $15.0 million to the Owner.

KBS SOR (BVI) HOLDINGS LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6:     SUBSEQUENT EVENTS (CONT.)

Singapore Transaction:

On November 8, 2017, the Company through 11 wholly owned subsidiaries, sold 11 of its properties (the “Singapore Portfolio”) to various subsidiaries of Keppel-KBS US REIT ("S-REIT"), a newly formed Singapore real estate investment trust that was listed on the Singapore Stock Exchange (the “Singapore Transaction”). The Singapore Portfolio consists of the following properties: 1800 West Loop, Westech 360 (part of the Austin Suburban Portfolio), Great Hills Plaza (part of the Austin Suburban Portfolio), Westmoor Center, Iron Point Business Park, the Plaza Buildings, Bellevue Technology Center, Northridge Center I and II, West Loop I and II, Powers Ferry Landing, and Maitland Promenade II. The sale price of the Singapore Portfolio was $804 million, before closing credits (which is close to the carrying amount). In addition to the selling of the properties in the Singapore Portfolio, the Company paid off existing mortgages of the properties which their balance as of the transaction date was approximately $401.7 million.

In connection with the sale, the Company received $321.6 million in cash, after deducting transaction costs, and $52.5 million of Keppel-KBS US REIT shares (comprising approximately 9.5% of Keppel-KBS US REIT) in lieu of cash. The Company is still evaluating the accounting treatment with regards to its holding of Keppel-KBS US REIT shares.